UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2018, Comstock Resources, Inc., a Nevada corporation (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Arkoma Drilling L.P. and Williston Drilling, L.P. (collectively, the “Partnerships”), pursuant to which the Company will acquire interests in certain oil and gas properties located in North Dakota (the “Assets”) from the Partnerships in exchange for a total of up to 88,571,429 newly issued shares (the “Shares”) of common stock, $0.50 par value per share (the “Common Stock”) of the Company, subject to adjustment.  Upon completion of the transactions contemplated under the Contribution Agreement, the Partnerships will own approximately 84% of the Company's pro forma outstanding Common Stock.

The Assets

The Company has valued the Assets at $620.0 million.  The effective date for the acquisition of the Assets is April 1, 2018.  There is no debt associated with the Assets.

Representations, Warranties and Covenants

The Contribution Agreement contains customary representations and warranties by the parties thereto. The representations and warranties of the parties included in the Contribution Agreement survive the closing of the transactions, with certain fundamental representations and warranties surviving indefinitely.

The Contribution Agreement contains customary pre-closing covenants of the parties, including the obligation of the Company and the Partnerships to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions. The Company has also agreed not to take certain actions likely to solicit or lead to other offers or proposals relating (a) to the acquisition of a business or assets of the Company or any other person exceeding certain specified thresholds, (b) a tender offer or exchange offer that would result in any person beneficially owning more than fifteen percent of the total voting power of the equity securities of the Company or (c) a merger, reorganization, consolidation, business combination, recapitalization, liquidation, or similar transaction exceeding certain specified thresholds (each of clauses (a), (b), and (c), an “Alternate Proposal”).

Preemptive Rights

Pursuant to the terms of the Contribution Agreement, after the closing of the transactions, the Partnerships will have preemptive purchase rights in connection with any future proposed offering by the Company of securities, with certain specified exceptions, for so long as the Partnerships continue to own an aggregate of 15% of the Common Stock of the Company.

Registration Rights

Pursuant to the Contribution Agreement, the Company will enter into a Registration Rights Agreement with the Partnerships pursuant to which the Company will agree to register the Shares issued to the Partnerships.

Conditions to the Parties’ Obligations under the Contribution Agreement

The closing of the Contribution Agreement is subject to the satisfaction of customary closing conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as approval by the Company's stockholders of (i) the issuance of the Shares of Common Stock and (ii) amendments to the Company’s Articles of Incorporation to (a) increase the number of authorized shares of Common Stock of the Company, (b) permit stockholders to act by written consent of the majority so long as the Partnerships own a majority of the Common Stock, and (c) to the extent permitted by applicable law, renounce any interest by the Company in the business opportunities of the Partnerships and their affiliates  (items (i) and (ii) together, the “Stockholder Approvals”).  The Stockholder Approvals are required in order to issue the Shares of Common Stock to the Partnerships.

Additionally, the obligations of the Partnerships are subject to the Company obtaining a new revolving credit facility and a new senior unsecured notes issuance, in each case (i) having such terms as are acceptable to the Partnerships and (ii) in an amount as will be sufficient to discharge certain existing indebtedness of the Company (the “Debt Financing”).

There can be no assurance that these closing conditions will be satisfied.

Termination Rights

The Contribution Agreement contains certain customary termination rights, including, among others, in the event of the following: (i) if the closing has not occurred by October 31, 2018 (the “Outside Date”); (ii) by mutual written agreement of the Company and the Partnerships; (iii)  if the Stockholder Approvals are not obtained; (iv) if the consummation of the transactions is prohibited by law; and (v) for breach of a representation, warranty, covenant or other agreement by a party which has not been cured by the earlier of (x) 30 days following written notice from the other party of such breach and (y) the Outside Date.

Additionally, the Contribution Agreement may be terminated (a) by the Company prior to receiving the Stockholder Approvals in order to enter into an unsolicited Alternate Proposal meeting certain specified criteria and subject to certain exceptions (a “Superior Proposal”) and (b) by the Partnerships, if the board of directors of the Company has changed its recommendation for the stockholders of the Company to approve the items subject to the Stockholder Approvals or if the Company or its affiliates have failed to fulfill certain obligations under the Contribution Agreement.

In the event the Contribution Agreement is terminated in connection with the events in the preceding clauses (a) or (b), or if the Company enters into or takes certain other actions with respect to an Alternate Proposal, the Company will be obligated to pay a termination fee of up to $12.4 million to the Partnerships.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Contribution Agreement, a copy of which will be filed by the Company on a subsequent current report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The description of the Contribution Agreement described in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares of Common Stock issued pursuant to the Contribution Agreement will be issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for transactions not involving a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1	Press Release dated May 10, 2018 announcing Contribution Agreement with Jerry Jones

Forward-Looking Statements

This communication contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving Arkoma and the Company.  The issuance of the Shares and the amendments to the Articles of Incorporation required in connection with the proposed transaction will be submitted to the stockholders of the Company for their consideration.   In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including a definitive proxy statement.  However, such documents are not currently available.  This communication does not constitute a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING

OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC's website at http://www.sec.gov.  In addition, the proxy statement and the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company's website at www.comstockresources.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of Comstock are "participants" in the solicitation of proxies from stockholders of Comstock in favor the issuance of the Shares and the amendments to the Articles of Incorporation required in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Comstock in connection with the proposed transactions will be set forth in the proxy statement and the other relevant documents to be filed with the SEC.  You can find information about Comstock's executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 10, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer